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                          REED SMITH SHAW & MCCLAY LLP
                   Formed in the Commonwealth of Pennsylvania

GERARD S. DIFIORE,            One Riverfront Plaza
Resident Counsel          Newark, New Jersey 07102-5400
                               Phone: 973-622-1600
Writer's Direct                Fax:   973-621-3199
Numbers:
Phone 973-621-3179
Fax 973-621-3199
gsdifior@rssm.com




                                                          December 11, 1997



Board of Directors
Flemington Pharmaceutical, Inc.
43 Emery Avenue
Flemington, New Jersey 08822

         Re: Registration Statement on Form S-3/S-8 with Respect to Flemington Pharmaceutical Corporation 1992 Stock Option Plan, 1997 Stock Option Plan and Executive Nonplan Options

Gentlemen:

         This opinion is delivered to you in connection with the Registration Statement on Form S-8/S-3 (the "Registration Statement"), which will be filed with the U.S. Securities and Exchange Commission on or about December 11, 1997 by Flemington Pharmaceutical Corporation (the "Company") under the Securities Act of 1933, as amended (the "Act") for registration under the Act of 1,600,000 shares (the "S-8 Shares") of Common Stock, $.01 par value, of the Company to be sold and issued by the Company pursuant to its 1992 Stock Option Plan, 1997 Stock Option Plan and shares underlying certain Executive Nonplan Options (collectively the "Plans").

         We are familiar with the Certificate of Incorporation, the corporate minute book and the bylaws of the Company, the Plans and the Registration Statement. We have examined the proceedings taken and proposed to be taken in connection with the issuance, sale and payment of consideration for the S-8 Shares. We have also examined such other documents, records and certificates and made such further investigation as we have deemed necessary for the purposes of this opinion.



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REED SMITH SHAW & MCCLAY LLP

Board of Directors
Flemington Pharmaceutical Corporation, Inc.
December 11, 1997
Page 2



         Based upon and subject to the foregoing, we are of the opinion that upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the S-8 Shares pursuant to the S-8 Prospectus contained in the Registration Statement, and upon completion of the proceedings being taken to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the S-8 Shares will be legally issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to our firm in the Prospectus under the caption "Legal Opinion and Experts."

                                                Very truly yours,



                                                REED SMITH SHAW & McClay LLP